CEO Pay R

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERTEX, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

800.355.3500 vertexinc.com

April 27, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Vertex, Inc. (the "Company") to be held on June 10, 2026. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location, and which we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you requested to receive paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have requested to receive a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

/s/ Christopher Young

Christopher Young

President and Chief Executive Officer

2301 Renaissance Blvd, King of Prussia, PA 19406

T: 800.355.3500 vertexinc.com

Notice of
2026 Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF VERTEX, INC.

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Vertex, Inc., a Delaware corporation (the “Company”), will be a completely virtual meeting, which will be conducted via live webcast at the date and time below:

Wednesday, June 10, 2026

9:00 a.m. EDT

You will be provided with instructions on registering and attending the virtual meeting as well as voting prior to and during the meeting. The Annual Meeting is called for the following purposes:

1.	To elect three Directors, Eric Andersen, David DeStefano and Christopher Young, to serve until the 2029 Annual Meeting of Stockholders and/or until their respective successors shall have been duly elected and qualified; and
2.	To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Holders of record of our outstanding shares of capital stock, composed of Class A Common Stock and Class B Common Stock (collectively, “Common Stock”), at the close of business on April 15, 2026, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten (10) days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to legal@vertexinc.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the appropriate password included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED TO RECEIVE A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

By Order of the Board of Directors

/s/ John Schwab

John Schwab

Chief Financial Officer

King of Prussia, PA

April 27, 2026

Proxy Summary

This summary highlights important information regarding the Annual Meeting and the Proxy Statement. It does not cover all of the information you should consider before voting, and you are encouraged to read the entire Proxy Statement before casting your vote.

Meeting:	2026 Annual Meeting of Stockholders	Stock Symbol:	VERX

Date:	Wednesday, June 10, 2026	Exchange:	Nasdaq

Time:	9:00 a.m. EDT	State of Incorporation:	Delaware

Location:	Virtual Meeting	Outstanding Common Stock as of the Record Date:	161,737,785

Record Date:	April 15, 2026	Public Company Since:	2020

Register To Attend Virtual Meeting:	www.proxydocs.com/verx	Options for Voting Internet: Telephone: Mail:	www.proxydocs.com/verx 866-883-3382 Proxy Card

Corporate Website: www.vertexinc.com

Investor Relations Website: ir.vertexinc.com

The information found on, or otherwise accessible through, our website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

RECOMMENDATIONS OF THE BOARD

The Company’s Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

FOR the election of three Directors: Eric Andersen, David DeStefano and Christopher Young.

FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

WHY YOU RECEIVED THIS PROXY STATEMENT.

You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares.

PRINTED COPIES OF OUR PROXY MATERIALS.

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

v

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vertex, Inc. (the “Board”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 10, 2026 (the "Annual Meeting"), at 9:00 a.m. EDT, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

Holders of record of outstanding shares of capital stock, composed of Class A Common Stock and Class B Common Stock, at the close of business on April 15, 2026 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A Common Stock entitles its holders to one vote per share on all matters presented to our stockholders at the Annual Meeting. Our Class B Common Stock entitles its holders to ten (10) votes per share on all matters presented to a vote of our stockholders at the Annual Meeting. At the close of business on the Record Date, there were 79,582,144 shares of Class A Common Stock, and 82,155,641 shares of Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting, representing 8.8% and 91.2% of the combined voting power of our Common Stock, respectively.

This Proxy Statement will be released on or about April 27, 2026 to our stockholders on the Record Date.

In this Proxy Statement, "we," "us," "our," the "Company," and "Vertex" refer to Vertex, Inc., and, unless otherwise stated, all of its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 10, 2026.

This Proxy Statement is available at www.proxydocs.com/verx.

Why you received the Notice of Internet Availability of this Proxy Statement. You are viewing or have received these proxy materials because Vertex’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 15, 2026. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our Class A Common Stock entitles its holders to one (1) vote per share on all matters presented to our stockholders at the Annual Meeting. Each share of our Class B Common Stock entitles its holders to ten (10) votes on all matters presented to our stockholders at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A "RECORD HOLDER" AND HOLDING SHARES IN "STREET NAME"?

A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN "STREET NAME"?

Yes. If your shares are held by a bank or a broker, you are considered the "beneficial owner" of those shares held in "street name." If your shares are held in street name, our proxy materials are being provided to you by your bank or broker, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or broker how to vote your shares, and the bank or broker is required to vote your shares in accordance with your instructions. If you have not received information on how to attend the Annual Meeting, you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, present electronically or represented by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE 2026 ANNUAL MEETING OF STOCKHOLDERS?

You may attend the Annual Meeting only if you are a Vertex stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

WHY A VIRTUAL MEETING?

We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. By embracing the latest technology, we are able to provide expanded access, improved communications and cost savings for us and our stockholders.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you are having trouble registering online, please use the link “Having trouble registering” at the bottom of the registration page to access the FAQ or email DSMSupport@mediantonline.com.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, then either (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice of Internet Availability or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

●	by Internet—You can vote over the Internet at www.proxydocs.com/verx by following the instructions on the Notice of Internet Availability or proxy card;
●	by Telephone—You can vote by telephone by calling 866-883-3382 and following the instructions on the proxy card; or
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have requested to receive by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. EDT, on June 9, 2026. In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

The Annual Meeting webcast will begin promptly at 9:00 a.m. EDT, on June 10, 2026.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may register to participate and enter the appropriate password included in the voting instruction card provided to you by your bank or broker. If you hold your shares in street name and you do not receive an appropriate password, you may need to log in to your bank or broker’s website and select the stockholder communications mailbox to access the Annual Meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or broker.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote by:

●	submitting a duly executed proxy bearing a later date;
●	granting a subsequent proxy through the Internet or telephone;
●	giving written notice of revocation to the Secretary of Vertex prior to the Annual Meeting until 11:59 p.m. EDT on Tuesday, June 9, 2026; or
●	voting electronically at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Equiniti Trust Company, our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated in the Proxy Summary section of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes Required	Effect of Votes Withheld/Abstention and Broker Non-Votes

Proposal 1: Election of Eric Andersen, David DeStefano and Christopher Young	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative "FOR" votes will be elected as Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A "vote withheld," in the case of the proposal regarding the election of directors, or an "abstention," in the case of the proposal regarding the ratification of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on Proposal 1. Abstentions have no effect on Proposal 2.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Crowe LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Brokerage firms or other nominees may not vote your shares on Proposal 1 in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your brokerage firm or other nominee regarding the voting of your shares.  If you do not instruct your brokerage firm or other nominee how to vote with respect to Proposal 1, your brokerage firm or other nominee may not vote with respect to this proposal and your vote will be counted as a “broker/nominee non-vote.” “Broker/nominee non-votes” are non-votes by a brokerage firm or other nominee for shares held in a client’s account for which the brokerage firm or other nominee does not have discretionary authority to vote on a particular matter and has not received instructions from the client. How we treat broker/nominee non-votes is separately described in the table above.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

Our Board, after consultation with the Nominating and Governance Committee, has nominated Eric Andersen, David DeStefano and Christopher Young as Class III Director nominees to be elected to hold office until the annual meeting of stockholders to be held in 2029 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board currently consists of nine members, which includes one employee director, our President and Chief Executive Officer, Christopher Young. Our Amended and Restated Certificate of Incorporation (“Charter”) and Second Amended and Restated Bylaws (“Bylaws”) provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our Board. Our current non-employee directors are:

Name	Age
Eric Andersen	64
David DeStefano	63
Bradley M. Gayton	63
Mark J. Mendola	62
Amanda Westphal Radcliffe	58
Philip Saunders	60
J. Richard Stamm	70
Stefanie Westphal Thompson	63

Our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2026 for the Class III Directors, 2027 for the Class I Directors and 2028 for the Class II Directors.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class III Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Nominees for Class III Directors (terms to expire at the 2029 Annual Meeting)

The nominees for Class III Directors are as follows:

Name	Age	Served as a Director Since	Positions with Vertex
Eric Andersen	64	2008	Director
David DeStefano	63	2016	Chairperson of the Board
Christopher Young	54	2025	President, Chief Executive Officer, and Director

The following sets forth the names and biographical summaries as of the Record Date of the individuals who are our nominees for election as directors of the Company, all of whom are current directors of the Company.

Eric Andersen has served on our Board since January 2008 and currently serves as our lead independent director.  He began his career with 25 years at IBM, PricewaterhouseCoopers LLP (“PwC”), and PwC Consulting, where he held roles as a senior partner and executive, managing various businesses in the US, Asia, and globally. Over the past 15 years, he has specialized in private equity investing, serving as Managing Partner at two middle-market PE firms—Peak Equity and Milestone Partners—and as Managing Director at Silver Lake, a major technology-focused firm. Additionally, Mr. Andersen has recently served as an Adjunct Professor at the Villanova School of Business. He has been a board member for several private and public companies, including serving as Chairman of the Board for American Public Education Inc., a publicly traded online university system. Mr. Andersen earned his MBA from the Wharton School at the University of Pennsylvania and holds a BS from Bucknell University. We believe that Mr. Andersen is qualified to serve on our Board because of his extensive experience in building and leading companies, as well as his public company experience and significant operational and strategic expertise.

David DeStefano has been Chairperson of our Board since 2020. Mr. DeStefano previously served as the President and Chief Executive Officer from November 2016 to November 2025. Between 2015 and 2016 he was an Executive Vice President and a member of the Company’s Executive Council, which monitored our long-term strategic and financial viability, corporate brand, and culture. Mr. DeStefano previously served as our Vice President, Chief Financial Officer and Executive Vice President. Prior to joining the Company, Mr. DeStefano was Principal and Vice President at The Mid Atlantic Companies Ltd. Mr. DeStefano is also on the Board of Trustees of the Joseph Fund in Camden, New Jersey, and is a member of the National Association of Corporate Directors (“NACD”). Mr. DeStefano received a BS in Finance from Lehigh University. We believe that Mr. DeStefano is qualified to serve on our Board because of his perspective and knowledge of our Company and our business.

Christopher Young became our President and Chief Executive Officer and was appointed as a member of our Board in November 2025. Mr. Young was previously the Executive Vice President – Business Development, Strategy and Ventures of Microsoft Corp. from 2020 to 2025. From 2017 to 2020, he was the Chief Executive Officer (“CEO”) of McAfee, LLC, one of the world’s leading independent cybersecurity companies. Prior to that, Mr. Young was a Senior Vice President and General Manager at Intel Security Group, where he led the initiative to spin out McAfee. Previously, he led cybersecurity efforts at Cisco, RSA (a division of Dell EMC) and AOL. Mr. Young also led end-user computing at VMware and co-founded the company Cyveillance.

Mr. Young currently serves on the board of directors of American Express and has previously served on the board of Qualcomm Incorporated, Snap Inc. and Rapid7, Inc. He is a former member of the Cybersecurity & Infrastructure Security Agency Cybersecurity Advisory Committee and a former member of the President’s National Security Telecommunications Advisory Committee. He is a former director for the non-profit Cyber Threat Alliance and a former member of the Board of Trustees of Princeton University. Mr. Young received his Bachelor of Arts from Princeton University and his Master of Business Administration from Harvard University. We believe that Mr. Young is qualified to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer and his knowledge of our Company and our business.

A VOTE IS REQUIRED FOR THIS PROPOSAL. This proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD:

The Board unanimously recommends a vote

FOR the election of Eric Andersen, David DeStefano and Christopher Young.

Continuing Members of the Board

Class I Directors (terms to expire at the 2027 Annual Meeting)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Served as a Director Since	Positions with Vertex
Amanda Westphal Radcliffe	58	1993	Director
Stefanie Westphal Thompson	63	1991	Director

Bradley M. Gayton	63	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Amanda Westphal Radcliffe has served on our Board since 1993. Prior to joining our Board, Ms. Radcliffe served in a variety of roles at the Company, from technical software instructor, to finance, production, and middle market product teams. Prior to joining the Company, she was a Managing Director at Rosenbluth International, since acquired by American Express. Ms. Radcliffe is a Board member of Melmark, Inc., founding Board Member and Emeritus President of the Neurodiversity Employment Network of Philadelphia, Chair Emeritus of the Children’s Hospital of Philadelphia Foundation Board of Advisors, and past Trustee, Chair Emeritus of the Drexel University, A.J. Drexel Autism Institute Board, and Chair Emeritus of Breastcancer.org. Ms. Radcliffe is also a member of the Philadelphia Chapter of Women Corporate Directors and NACD. Ms. Radcliffe holds a BA from Moravian University. We believe that Ms. Radcliffe is qualified to serve on our Board because of her extensive knowledge of our Company and our business derived from her longtime service with the Company.

Stefanie Westphal Thompson has served on our Board since 1993. She joined the Company in 1991 and has served in a variety of roles, including Treasurer. Prior to joining the Company, Ms. Thompson was a Vice President at Chemical Bank (now part of Chase), where she specialized in managing the banking relationship for middle market companies. Ms. Thompson sat on Bryn Mawr Hospital’s Foundation Board for eight years, serving as Head of their Trustee Committee and as Vice-Chair and is a member of NACD. Ms. Thompson also served on the Board of the Agnes Irwin School in Rosemont, Pennsylvania, for ten years, heading its Trustees Committee. Ms. Thompson earned an MBA in Finance from Fordham University and has a dual BA in Engineering and Economics from Lafayette College. We believe that Ms. Thompson is qualified to serve on our Board because of her corporate finance experience as well as her knowledge of our Company and our business derived from her longtime service with the Company.

Bradley M. Gayton joined our Board in 2021. Mr. Gayton previously served as the Senior Vice President, General Counsel of the Coca-Cola Company. Prior to joining The Coca-Cola Company, Mr. Gayton spent 29 years in various leadership positions at Ford Motor Company and most recently as Group Vice President, Chief Administrative Officer and General Counsel. Mr. Gayton has deep experience in law, governance, tax and technology. He brings a global perspective in terms of the tax obligations for multinational enterprises and has experience in developing solutions through organizational innovation. While at Ford, he led explorations to see how artificial intelligence could be used for different business applications and collaborated with Vertex on the company’s tax compliance solutions worldwide. Mr. Gayton is a member of NACD. Mr. Gayton has a BS in Business Administration from the State University of New York at Buffalo, School of Management in 1986 and a JD from the State University of New York at Buffalo, Law School. We believe Mr. Gayton is qualified to serve on our Board because of his expertise in the legal field and his significant public company experience.

Ms. Radcliffe and Ms. Thompson are siblings. In connection with the initial public offering (“IPO”) of our Class A Common Stock in July 2020, we entered into a Stockholders’ Agreement with Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal, with Ms. Radcliffe and Ms. Thompson serving as members of our Board, and their affiliated trust entities and family members (the “Stockholders’ Agreement”). Under the Stockholders’ Agreement, Mr. Westphal nominated Bradley M. Gayton and Ms. Radcliffe and Ms. Thompson nominated themselves and were elected to our Board as Class I Directors at the Vertex 2021 Annual Meeting. There are no other family relationships among any of our other executive officers or directors.

Class II Directors (terms to expire at the 2028 Annual Meeting)

The nominees for Class II Directors are as follows:

Name	Age	Served as a Director Since	Positions with Vertex
Philip Saunders	60	2022	Director
J. Richard Stamm	70	2019	Director
Mark J. Mendola	62	2025	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

Philip Saunders joined our Board in June 2022. Mr. Saunders has been the Chief Executive Officer of Relativity since December 2022.  He was recently the Chief Executive Officer and member of the board of directors of Cornerstone OnDemand, a market leading talent management Software as a Service (SaaS) company. Mr. Saunders successfully implemented a company transformation initiative resulting in a return to growth, expansion of profitability, and increased customer retention. Mr. Saunders ultimately executed a successful sales process of the company via a public-to-private transaction in October 2021 with the acquisition by Clearlake Capital.  This followed Cornerstone’s acquisition in April 2020 of Saba Software, Inc., where Mr. Saunders was a member of Saba’s board of directors, and served as Chief Executive Officer, where he was responsible for leading the transformation of the business, executed on multiple acquisitions, and accelerated growth and EBITDA expansion. Prior to joining Saba in 2015, Mr. Saunders was President and a member of the board of directors of SafeNet, Inc. (acquired by Gemalto N.V.).  Mr. Saunders is a member of the NACD. Mr. Saunders holds an MBA with an International Finance concentration from Seton Hall University’s W. Paul Stillman School of Business. Mr. Saunders has been recognized by Comparably as one of the top 100 Best CEO’s in 2021.  We believe that Mr. Saunders is qualified to serve on our Board because of his intimate knowledge of the global Software and SaaS markets by virtue of his multiple roles as Chief Executive Officer of various software companies, operational expertise, and industry knowledge and experience.

J. Richard Stamm joined our Board in January 2019. Prior to joining our Board, Mr. Stamm was a partner with PricewaterhouseCoopers LLP (“PwC’) for 30 years, during which time he served a long list of domestic and international clients and held numerous leadership positions. Over the final 12 years of his career with PwC, Mr. Stamm was the firm’s Vice Chairman and U.S. Tax Leader and then progressed to PwC’s Vice Chairman of Global Tax. Mr. Stamm is Vice President and Chief Financial Officer of Stamm Development Group LLC, a Philadelphia and South Florida area real-estate developer. Mr. Stamm is a member emeritus of the Board of Advisors for the Leventhal School of Accounting at the University of Southern California and was formerly a member of the Boards of Germantown Academy and Lycoming College. Mr. Stamm received a BA in Accounting from Lycoming College. We believe that Mr. Stamm is qualified to serve on our Board because of his significant industry and corporate finance experience.

Mark J. Mendola joined our Board in June 2025. Mr. Mendola was previously the US Vice Chair and Managing Partner, US Leadership Team, at PwC from 2016 until 2024.  During his tenure he grew revenue significantly and drove profitability and share value to record levels through the transformation to digital and global delivery. Mr. Mendola led PwC’s businesses, developed and executed firmwide growth strategies, and led PwC’s efforts to transform business models and service offerings through technology and had overall responsibility for the firm’s people and digital transformation strategies. Mr. Mendola also held the position of PwC US Tax Leader, US Leadership Team, Global Tax Leadership Team from 2011 – 2016, PwC US Tax Managing Partner from 2009 – 2011, PwC Leader, Canadian Tax Practice from 2007 – 2009, and PwC Office Managing Partner, Detroit, US Automotive Sector Leader and Global Tax Automotive Sector Leader from 2003 – 2007. Mr. Mendola is a member of the Detroit Economic Club Board of Directors and Oakland University, School of Business Administration Board of Visitors (Emeritus).  Mr. Mendola received an MBA from the University of Notre Dame, and a BA in Accounting from Oakland University. We believe that Mr. Mendola is qualified to serve on our Board because of his extensive industry and corporate finance experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Crowe LLP as our independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Crowe LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

On April 15, 2026, our Audit Committee approved the engagement of Crowe LLP as the Company’s Independent Auditor to serve as our Independent Auditor for the fiscal year ending December 31, 2026. Neither Crowe LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Crowe LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Crowe LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the Independent Auditors for the fiscal year ending December 31, 2027. Even if the appointment of Crowe LLP is ratified, the Audit Committee retains the discretion to appoint a different Independent Auditor at any time if it determines that such a change is in the interests of Vertex.

Independent Auditor Fees and Other Matters

Set forth below are the fees paid to our Independent Auditor, Crowe LLP, for the fiscal years ended December 31, 2025 and 2024:

Fee Category	Fiscal 2025 $	Fiscal 2024 $
Audit Fees	1,398,933	1,512,481
Audit-Related Fees	—	15,000
Tax Fees	—	—
All Other Fees	23,268	21,147
Total Fees	1,422,201	1,548,628

Audit Fees

Audit fees consist of fees for the audit of our consolidated financial statements and evaluation and reporting on the effectiveness of our internal controls over financial reporting, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

There were no audit-related fees paid to Crowe in 2025. Audit-related fees paid in 2024 consist of services related to strategic initiatives.

Tax Fees

There were no tax fees paid to Crowe in 2025 or in 2024.

All Other Fees

Other fees paid to Crowe in 2025 and 2024 pertained to services provided in connection with the audit of the Company’s 401(k) plan.

Audit Committee Pre-Approval Policy and Procedures

Our Audit Committee’s charter provides that the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit, audit related, non-audit, or tax services provided to us by our Independent Auditor, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, and any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors

The Audit Committee has evaluated Vertex’s audited financial statements for the fiscal year ended December 31, 2025, and has discussed these financial statements with management and our Independent Auditor. The Audit Committee also discussed with our Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received written disclosures and the letter from our Independent Auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our Independent Auditor their independence.

Based on its discussions with management and the Independent Auditor, and its review of the representations and information provided by management and the Independent Auditor, the Audit Committee recommended to the Board that the audited financial statements be included in Vertex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

J. Richard Stamm

Bradley M. Gayton

Mark J. Mendola

Philip Saunders

A VOTE IS REQUIRED FOR THIS PROPOSAL.  This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Crowe LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD:

The Board unanimously recommends a vote

FOR the ratification of the appointment of Crowe LLP as our Independent Auditor

CORPORATE GOVERNANCE

Board of Directors

Our Board sets high standards for Vertex’s employees, officers, and directors.  Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board to serve as a prudent fiduciary for stockholders and oversees material business matters, such as strategy, risk, and ethical behavior.

Independence

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Eric Andersen, Bradley M. Gayton,  Mark Mendola, Amanda Radcliffe, Philip Saunders, J. Richard Stamm, and Stefanie Thompson, representing seven of our nine current directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Global Market (“Nasdaq”).  In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Our Audit Committee, Human Capital Committee, and Nominating and Governance Committee are independent. Environmental, social, and governance issues are overseen by the Nominating and Governance Committee, and risk issues are overseen by the Audit Committee. Our Board believes that the current composition provides effective oversight of the Company on behalf of our stockholders.

Corporate Policies

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics and Conduct, Insider Trading Compliance Policy, Whistleblower Policy, and charters for our Nominating and Governance Committee, Audit Committee and Human Capital Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of Vertex.

Insider Trading/Anti-Hedging Policy

The Insider Trading Compliance Policy includes our policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The policy also prohibits our directors, officers and employees and any entities they control from pledging Company securities as collateral to secure loans, and engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving the Company’s equity securities.

Code of Ethics and Conduct

The Code of Ethics and Conduct contains the ethical principles by which our directors, officers and employees are expected to conduct themselves when carrying out their duties and responsibilities. Annually, all employees are required to review and attest to their compliance with our Code of Ethics and Conduct. A copy of our Code of Ethics and Conduct is available on our website at http://ir.vertexinc.com. We will provide a copy of our Code of Ethics and Conduct to any person, without charge, upon request, by writing to: Vertex, Inc., 2301 Renaissance Blvd., King of Prussia, PA 19406 Attn: Legal (telephone number (800) 355-3500). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics and Conduct by posting such information on our website at www.vertexinc.com.

Policy for Recovery of Erroneously Awarded Compensation

At a regularly scheduled board meeting, our Board adopted a Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”) in July 2023. Our Clawback Policy is in accordance with Rule 10D-1 of the Exchange Act and the corresponding listing standards of Nasdaq (together, the “Clawback Rules”). Pursuant to the Clawback Policy, and subject to certain limited exceptions in the Clawback Rules, in certain events where we are required to restate our financial statements, we are required to recoup erroneously awarded incentive-based compensation (as defined in the Clawback Policy) paid to any current or former executive officer during the three completed fiscal years immediately prior to the date the accounting restatement was required. The amount recoverable is the amount of any incentive-based compensation received by the executive officer based on the financial statements prior to the restatement that exceeds the amount that such executive officer would have received had the incentive-based compensation been determined based on the financial restatement.

Stock Ownership Policy

The Stock Ownership Policy was adopted by the Board on December 7, 2022, and requires certain officers of the Company, including the named executive officers, to maintain a level of beneficial ownership of the Company’s Common Stock (“Minimum Ownership”) to ensure investment in the performance of the Company and to align the interests of those officers with the interest of the Company’s stockholders.  Under the policy, all covered executives are required to obtain by the later of June 1, 2024 or the fifth anniversary such officer becomes subject to this policy, and thereafter maintain, the corresponding Minimum Ownership assigned to such executive.  The Chief Executive Officer is required to maintain a Minimum Ownership of four times their annual salary and all other officers subject to the policy are required to maintain a Minimum Ownership of one- and one-half times their annual salary.

Policies and Practices Relating to the Timing of Equity Awards

Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Human Capital Committee uses its business judgment to determine the size of our equity awards and would consider any material nonpublic information that is known to the Human Capital Committee before granting an award.  Although we do not have a formal policy with respect to the timing of our equity award grants, the Human Capital Committee has historically granted awards on a predetermined annual schedule.

During 2025, we did not grant stock options to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Board Leadership Structure and Role in Risk Oversight

The Board maintains discretion in determining whether to combine or separate the roles of Chairperson of the Board and Chief Executive Officer, adapting the leadership structure to best meet current needs. Like many U.S. companies, we value the flexibility this approach provides. Following Mr. DeStefano’s retirement as CEO, he continues to serve as Chairperson of the Board, while Mr. Young has assumed the role of CEO, thereby separating these positions. The Board has determined that Mr. DeStefano’s continued service as Chairperson ensures continuity of leadership due to his significant knowledge and experience, which serves the best interests of the Company and its stockholders at this time. This governance framework fosters an effective balance between the oversight provided by the Board and the executive management of daily operations by the CEO and his team. Our Board is comprised of individuals with substantial expertise in finance, the technology sector, and public company management. Accordingly, and in light of Mr. DeStefano’s strong leadership as Chairperson, the Board believes that our current leadership structure is well-suited to our present circumstances.

Our Corporate Governance Guidelines provide that, if the Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead independent director whose responsibilities include presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairperson of the Board, as appropriate. The full list of responsibilities of our lead independent director may be found in our Corporate Governance Guidelines. Our Chairperson of the Board, Mr. DeStefano, does not qualify as an independent director due to his recent role as CEO, as a result, Mr. Andersen will continue to serve as lead independent director.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Our Board oversees the implementation of risk mitigation strategies by management and encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face, including cybersecurity risks. Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function, including the oversight of cybersecurity risks, directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In addition, Board members receive presentations on cybersecurity topics from our General Counsel, internal security staff, or external experts as a part of the Board’s continuing education.

Attendance By Members of the Board at Meetings

There were five (5) meetings of the Board during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at http://ir.vertexinc.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at our annual meetings; however, it is expected that, absent compelling circumstances, directors will attend. All our directors attended last year’s annual meeting.

Executive Sessions

Our non-employee directors meet in regularly scheduled executive sessions. Such meetings are presided over by our lead independent director.

Committees of the Board

Our Board has established three standing committees: an Audit Committee, a Human Capital Committee and a Nominating and Governance Committee, each of which operates under a written charter that has been approved by our Board. The committee charters are available on our website at http://ir.vertexinc.com. The members of each of the committees are set forth below:

Audit Committee

Members

J. Richard Stamm (Chair)

Bradley M. Gayton

Mark J. Mendola

Philip Saunders

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, and performs the following functions:

●	monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our Independent Auditor’s qualifications and independence, and the status of our Independent Auditor; assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any accounting firm engaged for the purpose of performing any audit, review or attest services;
●	provides a medium for consideration of matters relating to any audit issues;
●	prepares the Audit Committee report that the rules require be included in our filings with the SEC; and
●	oversees our enterprise and cybersecurity risk management program.

The composition of our Audit Committee complies with all applicable SEC and Nasdaq rules, including the requirement that at least one member of the Audit Committee have accounting or related financial management experience. All four members of the Audit Committee are considered to be independent directors. J. Richard Stamm and Mark Mendola each qualifies as an "Audit Committee financial expert," as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee conducted eleven (11) meetings in 2025.

Human Capital Committee

Members

Philip Saunders (Chair)

Eric Andersen

Stefanie Westphal Thompson

Our Human Capital Committee reviews and recommends policy relating to compensation and benefits of our officers and employees, and performs the following functions:

●	reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers;
●	evaluates the performance of these officers in light of those goals and objectives;
●	reviews succession planning and talent development; and
●	sets compensation of these officers based on such evaluations.

The composition of our Human Capital Committee complies with all applicable SEC and Nasdaq rules. The Human Capital Committee conducted six (6) meetings in 2025.

Nominating and Governance Committee

Members

Bradley M. Gayton (Chair)

Eric Andersen

Amanda Westphal Radcliffe

The Nominating and Governance Committee:

●	oversees and assists our Board in identifying, reviewing and recommending nominees for election as directors;
●	evaluates our Board and our management; develops, reviews, and recommends corporate governance guidelines and a corporate code of business conduct and ethics;
●	generally advises our Board on corporate governance and related matters; and
●	oversees succession planning.

The composition of our Nominating and Governance Committee complies with all applicable SEC and Nasdaq rules. The Nominating and Governance Committee conducted six (6) meetings in 2025.

Human Capital Committee Interlocks and Insider Participation

None of the members of our Human Capital Committee is, nor has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, an equivalent committee, or any other relevant committee, of any entity that has one or more executive officers serving on our Board or Human Capital Committee.

Director Candidates

The Nominating and Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders’ Agreement and any other stockholders’ agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines whether candidates meet the qualifications desired by the Nominating and Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Governance Committee will consider minimum individual qualifications, including a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments and all other factors it considers appropriate, which may include experience in corporate management, experience as a board member of other public companies, relevant professional or academic experience, leadership skills, financial and accounting background, executive compensation background and whether the candidate has the time required to fully participate as a director of the Company. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Our Nominating and Governance Committee has a formal policy with respect to diversity and believes that our Board, taken as a whole, should embody a range of skills, experiences, demographics and backgrounds.

Total number of directors as of April 27, 2026: 9

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary, Vertex, Inc., 2301 Renaissance Blvd., King of Prussia, PA 19406. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Sustainability

Our sustainability practices align with operational efficiency goals and support risk mitigation in our facilities and infrastructure. By transitioning to a hybrid, work-from-home environment and utilizing cloud services, we have already made significant progress toward being more efficient and mitigating risks.

●	Our remote-first approach to work helps significantly reduce our carbon footprint. We remain committed to offering flexible work-from-home options and actively coach our team on ways to minimize power usage while working remotely. We partner with Amazon Web Services (AWS) to evaluate our power use effectiveness and are proud that our AWS Power Use Effectiveness rating is 1.15, indicating high energy efficiency in its data centers. We are committed to using providers who have a goal to achieve 100% renewable energy usage for their global infrastructure.
●	We implemented and continue to maintain sustainable practices at our facilities such as reusable water dispensers, and auto-shut-off lighting. Recycling is strongly encouraged throughout the office, and we participate in other waste management programs.
●	We are building upon our sustainable sourcing program and are committed to partnering with vendors that share our commitment to sustainable practices.

●	Our office spaces are LEED (Leadership in Energy and Environmental Design) certified.

Philanthropy and Social Impact

Giving back to our communities is core to who we are and has been a source of pride for our Company for over 40 years. In 2025, our employees had opportunities at work to volunteer and get involved, including but not limited to:

●	$44,000 donated to disaster relief campaigns.
●	3,600 trees planted in Vertex Forest.
●	Employee Charitable Matching Programs.
●	Global Week of Service.
✓	Three (3) continents.
✓	Twenty-four (24) cities.
✓	700 employee volunteers .
✓	Over 70 organizations benefited.
●	Support for over 280 non-profit organizations.
●	Invested over $1.5 million into communities around the world since 2020.

Inclusion & Belonging

We believe in a culture where all employees are included. We are dedicated to fostering an inclusive and supportive environment where respect for all perspectives flourish. Our commitment to inclusion and belonging remains steadfast. We view it as a core value that shapes our culture, guides our actions, and makes us a vibrant and dynamic company. We will continue to attract, nurture, develop, and retain world class talent and build high-performing teams where everyone can bring their authentic selves to work. The voices, uniqueness and experiences of our employees are what enrich our Vertex community, driving innovation and collaboration. Our priority is to provide purposeful opportunities for our employees to share perspectives and contribute meaningfully, recognizing that a strong employee voice fuels engagement and motivation, leading to higher performance and better outcomes for our organization, investors and customers. In fulfilling such commitments, we have developed Employee Resource Groups (“ERGs”). Inspired by employee feedback, ERGs are employee-led groups of individuals with shared experiences and common interests.  They are open to everyone and allow employees to network socially across our global organization.

Security and Data Privacy

Customers use our solutions within their critical infrastructure, and they want to confirm we have the tools, technologies, processes, and controls in place to protect their data. Where appropriate, we provide our customers with independent third-party audit reports, such as Service Organization Control (“SOC”) 1 and SOC 2, as well as certifications to ISO 27001. Our top priority is keeping our customers’ data secure. We employ rigorous security measures at the organizational, architectural, and operational levels to support the safety of our customers’ data, applications, and infrastructure remain safe.

Our cybersecurity risk management initiative is a cornerstone of our information security program, which includes a cross-functional management team with representatives from Legal, Enterprise Risk Management, Information Security, Information Technology, and Engineering. The cybersecurity risk management work is directed by the Enterprise Risk Management Team in collaboration with the Information Security Team and is intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our information security program includes a cybersecurity incident response plan and playbook.

Additionally, our customers’ privacy is crucial. We strongly support regulations that protect the cross-border transfer of personal data.  Privacy protections are also important to the individuals within our customers’ organizations, and we help customers meet their own General Data Protection Regulation compliance requirements through the maintenance of rigorous technical and organizational measures.

Total Rewards

As a customer-first driven organization with a core focus on the well-being of our team, we nurture our culture by providing competitive compensation and benefits to our employees, including:

●	Market-based Compensation
●	Long Term Equity Incentives
●	Employee Health Benefits
●	401(k) plan with a company match

●	Employee Stock Purchase Plan
●	Family Forming and Paid Family Leave Benefits
●	Flexible Time Away Policy
●	Financial education and advice

We also provide wellness resources for employee mental wellbeing, including live seminars with wellness professionals.

Stockholders’ Agreement

In connection with our IPO in July 2020, we entered into the Stockholders’ Agreement with Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal, with Ms. Radcliffe and Ms. Thompson each serving as a member of our Board, and their affiliated trust entities and family members. For so long as Ms. Radcliffe, Ms. Thompson or Mr. Westphal, in each case together with his or her children and related trusts, owns at least five percent of our outstanding Common Stock, he or she each shall be entitled to designate one individual, including themselves, for nomination to our Board, and we will be required to use our best efforts to include the designee in the slate of nominees recommended to our stockholders for election as a director at the next annual or special meeting of stockholders. At any general or special meetings of the stockholders involving the election of directors, each stockholder party to the Stockholders’ Agreement (each a “Stockholder Party”) must vote, or provide written consent on behalf of, all of his or her shares of Common Stock in favor of each individual nominated by a Stockholder Party. For all matters other than the election of directors, voting shall be discretionary at the option of each stockholder. As of December 31, 2025, Mr. Westphal, together with his Sibling Affiliated Stockholders (as defined in the Stockholders Agreement), do not own at least five percent of our outstanding Common Stock.

Controlled Company Exemption

The parties to the Stockholders’ Agreement have more than 50% of the voting power for the election of directors, and, as a result, we are considered a "controlled company" for the purposes of the Nasdaq listing requirements. As such, we qualify for exemptions from certain corporate governance requirements, including that a majority of our Board consists of "independent directors”, as defined under the Nasdaq rules. We currently do not rely on any of the exemptions available to controlled companies.  However, if we were to rely on these exemptions in the future, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If at any time we cease to be a "controlled company" under the rules of Nasdaq, our Board intends to take all action necessary to comply with the Nasdaq corporate governance rules.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the Board, the chairperson of any of the Audit, Nominating and Governance, and Human Capital Committees, or to the independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2301 Renaissance Blvd., King of Prussia, PA 19406, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Positions with Vertex
Christopher Young	54	President, Chief Executive Officer, and Director
John Schwab	58	Chief Financial Officer
Bryan Rowland	46	Senior Vice President, General Counsel, and Secretary

Christopher Young became our President and Chief Executive Officer and was appointed as a member of the Board in November 2025.  Mr. Young was previously the Executive Vice President – Business Development, Strategy and Ventures of Microsoft Corp. from 2020 to 2025.  Mr. Young received his Bachelor of Arts from Princeton University and his Master of Business Administration from Harvard University.

John Schwab became our Chief Financial Officer in 2020. Prior to joining the Company, Mr. Schwab served as Chief Financial Officer of Flagship Credit Acceptance from 2015 until 2019. Mr. Schwab began his career in assurance services at Arthur Andersen LLP. Mr. Schwab received a BS in Accounting from LaSalle University.

Bryan Rowland became our General Counsel in 2017. Prior to joining the Company, Mr. Rowland held various roles at Checkpoint Systems from 2005 to 2016, including serving as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary from 2014 to 2016. Mr. Rowland received a BA in Psychology and Philosophy from Towson University and a Juris Doctorate degree from Villanova University Charles Widger School of Law.

Term of Executive Officers: Each executive officer is appointed and serves at the discretion of the Board and holds office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal 2025, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2025 and the material factors considered in making those decisions.  Our named executive officers for the year ended December 31, 2025, which consist of our principal executive officer, our former principal executive officer, our principal financial officer and our other most highly compensated executive officer for fiscal year 2025 (collectively, the “named executive officers” or “NEOs”) are:

●	Christopher Young, who serves as Chief Executive Officer and is our principal executive officer;

●	David DeStefano, who served as Chief Executive Officer and was our principal executive officer until his retirement on November 10, 2025;

●	John Schwab, who serves as Chief Financial Officer (“CFO”) and is our principal financial officer; and

●	Bryan Rowland, who serves as Senior Vice President, General Counsel and Secretary.

The roles and responsibilities of the Human Capital Committee and the Board in determining the compensation for our CEO and the other named executive officers is described below in “Determination of Compensation”.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following this Proxy Statement may differ materially from currently planned programs as summarized in this discussion.

Executive Summary

The growth of our business and our future success depend on many factors, and our executive compensation program is designed to support long-term value creation by aligning pay with our strategic objectives and corporate and individual performance. The program is intended to reward superior performance, provide appropriate consequences for underperformance, and promote the retention of key leadership talent in a competitive market.

During 2025, the Company experienced a transition in the Chief Executive Officer role following the retirement of Mr. Destefano and the appointment of Mr. Young as CEO in November. As a result, certain compensation elements for Mr. Young reflect his initial year of service and are not expected to recur in future years. In particular, these compensation decisions include one‑time and hire‑related cash bonus and equity awards designed to support recruitment and retention.

We believe that the compensation of our named executive officers was aligned with the Company’s performance during the year and was consistent with our executive compensation philosophy. Except as described above in connection with the CEO transition, there were no material changes to our executive compensation program in 2025.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and reward high-caliber leaders who foster high-performing, collaborative teams and are deemed critical to the long-term success of our business. The program seeks to align executive compensation with our short-and long-term objectives, financial performance and stockholder priorities with a strong emphasis on pay-for-performance and long-term value creation. Our compensation objectives are designed to support these goals by:

●	Providing competitive compensation opportunities that reward executives for excellence in leadership, driving Company performance, and advancing our strategic priorities, while supporting the retention of key talent in a competitive market; and
●	Aligning executives’ interests with those of our stockholders through a combination of short‑term and long‑term incentives, with a meaningful portion of total compensation delivered in equity and tied to performance outcomes and long‑term stockholder value.

In keeping with our role as a publicly held company, we maintain a commitment to strong corporate governance in connection with our named executive officer compensation arrangements where our Human Capital Committee works with management to develop and maintain compensation frameworks that are appropriate and competitive for a public company, including, but not limited to, regularly reviewing best practices in executive compensation and governance. Our Human Capital Committee works with our independent consultant, AON’s Human Capital Solutions practice, a division of AON plc (“AON”) to formalize our compensation philosophy and implement compensation arrangements that reflect that philosophy.

Below are highlights of what we do and what we do not do:

.
What We Do		What We Do Not Do
✓	Ensure that a significant portion of our executive pay is considered performance-based and at-risk.	X	Grant uncapped cash incentives or guaranteed equity compensation.
✓	Issue long-term incentive awards to promote executive retention and reward long-term value creation.	X	Provide significant perquisites.
✓	Maintain stock ownership guidelines for our executive officers and directors.	X	Provide any compensation-related tax gross-ups.
✓	Engaged an independent compensation consultant to advise our Human Capital Committee and perform a risk assessment on executive compensation arrangements.	X	Reprice our stock option awards and our equity incentive plan expressly forbids exchanging underwater options for cash without stockholder approval.
✓	Maintain an anti-hedging/anti-pledging/Insider Trading Compliance Policy governing all employees and directors.

Stockholder Advisory Vote on Executive Compensation

In 2024, our stockholders approved the Company’s advisory vote on executive compensation (say-on-pay) with approximately 99% of the votes cast in favor of the proposal. At the same meeting, stockholders approved holding the say-on-pay vote once every three years.

In making compensation decisions for 2025, the Human Capital Committee considered the results of this most recent say-on-pay vote. The Committee viewed the strong level of stockholder support as an affirmation that the Company’s executive compensation philosophy, program design, and pay-for-performance alignment continue to effectively support our business objectives. Accordingly, the Committee did not make material changes to the executive compensation program.

The next advisory vote on executive compensation will occur at the Company’s 2027 annual meeting of stockholders.

Determination of Compensation

Role of Board /Human Capital Committee/Executive Officers

During fiscal 2025, the Board oversaw the design and administration of our executive compensation program for our Chief Executive Officer, while the Human Capital Committee oversaw the compensation program for our other named executive officers.

In making its compensation decisions, the Human Capital Committee, composed entirely of independent directors, considered market data, and advice from AON, its independent compensation consultant. The Committee also evaluated a range of qualitative and quantitative factors, including each executive’s experience and scope of responsibilities, competitive market practices, Company performance, and business conditions.

Our CEO made recommendations to the Board and the Human Capital Committee to assist in determining fiscal 2025 compensation levels (except with respect to his compensation). While the Board and the Human Capital Committee utilized this information, the Committee retains full discretion to depart from the CEO recommendations. The ultimate decisions regarding fiscal 2025 executive compensation were made by the Board and the Human Capital Committee in its own independent judgment.

Role of Compensation Consultant

When making compensation decisions in fiscal 2025, our Human Capital Committee considered advice and data provided by AON, who is engaged by and reports directly to the Committee, for guidance regarding our executive compensation program and how our compensation practices compare to the compensation practices of other peer companies. The Human Capital Committee analyzed a comparative framework of external market data comprised of both specific peers in the software and services industry with similar business and financial profiles as us, as well as size-appropriate comparisons in the software product services and technology industry as well as broader market survey data. The Human Capital Committee analyzed the public company market and survey data for executive compensation as a general indicator and reference point of relevant market conditions and pay practices, focusing on revenue, market capitalization, industry and talent competitors, and does not seek to benchmark total compensation or any specific element of compensation. In particular, the Human Capital Committee reviewed compensation data from the following peer group as a reference source, developed in consultation with AON:

ACI Worldwide Inc.	Elastic N.V.
Alarm.com Holdings Inc.	Five9 Inc.
Alkami Technology Inc.	Intapp
Altair Engineering Inc.	Manhattan Associates Inc.
AppFolio Inc.	MeridianLink Inc.
Aspen Technology Inc.	nCino
BILL	Pegasystems Inc.
Blackbaud Inc.	Q2 Holdings Inc.
BlackLine Inc.	Smartsheet Inc.
Box Inc.	SPS Commerce
Clearwater Analytics Holdings Inc.	Workiva Inc
Commvault Systems Inc.

This peer group was adjusted from the peer group used for fiscal 2024 compensation decisions to remove Alteryx and Everbridge due to each being acquired as well as MicroStrategy and Yext based on their market capitalization compared to Vertex. BILL, Intapp, nCino, and SPS Commerce were added based on industry, business focus, and financial criteria including market capitalization and revenue.

The Human Capital Committee reviewed our named executive officer compensation against this peer group along with broader market survey data to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain our named executive officers.

The Human Capital Committee has evaluated AON’s independence pursuant to the requirements of Nasdaq and SEC rules and has determined that AON does not have any conflicts of interest in advising the Board.

Our Human Capital Committee expects to periodically review and update this peer group and to utilize AON for benchmarking certain levels of executive compensation, obtaining a general understanding of current compensation practices, and peer group analysis in determining and developing compensation packages for our named executive officers.

Elements of Our Executive Compensation Program

Our executive compensation program consists of the following elements, each established as part of our program in order to achieve the compensation objectives specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on annual performance and achievement of specified strategic goals
Equity-Based Compensation	Provides long-term incentives to drive financial and operational performance and stockholder value creation
Other Employee Benefits	Attract and retain key talent by providing a competitive benefits package
Severance and Other Benefits Potentially Payable upon Termination of Employment

We have entered into employment agreements with each of our named executive officers that provide for severance payments and benefits under certain circumstances to help in facilitating leadership transitions, remaining competitive in recruiting executives, and keeping management neutral to potential transactions

Base Salaries

The base salaries of our named executive officers are an important component of their total compensation and are intended to reflect their respective roles, responsibilities, and scope of authority. Base salary represents a fixed and stable element of our compensation program and is designed to provide predictable cash compensation that supports executive retention and reflects sustained contributions to the Company.

Initial base salary levels for our named executive officers are established based on a review of competitive market data and are informed by several factors, including the executive’s experience, leadership capabilities, scope of responsibility, and the business conditions and expectations applicable at the time of hire. In addition, base salary decisions may reflect individual performance, changes in role or responsibilities, and time in role.

The Human Capital Committee periodically reviews the base salaries of our named executive officers and considers competitive market practices, generally referencing the median (50th percentile) base salary levels for comparable positions within our peer group. In circumstances where comparable roles are not represented within the peer group, the Committee may also consider broader market survey data. Market data serves as one of several reference points in the Committee’s decision‑making process in determining annual base salaries for our named executive officers.

In early 2025, the Human Capital Committee approved base salary increases for our NEOs up to 3%, including 2.5% for Mr. DeStefano, as set forth in the table below. Mr. Young’s base salary was negotiated in connection with his commencement of employment with us in November 2025. We intend to continue to evaluate the mix of base salary, short-term incentive compensation, and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.

Name	% Increase	2025 Salary ($)	2024 Salary ($)
Christopher Young	n/a	$700,000	n/a
David DeStefano	2.5%	$625,000	$610,000
John Schwab	0%	$481,000	$481,000
Bryan Rowland	3%	$360,500	$350,000

Cash-Based Incentive Compensation

We maintain an annual cash incentive program, the “Vertex Organizational Bonus Plan”, (“VOB Plan”) designed to motivate and reward employees, including our named executive officers, for the achievement of key Company performance objectives and, for Mr. Rowland, individual contributions that support our business strategy. The VOB Plan is a variable, at‑risk component of our executive compensation program and is intended to reinforce pay‑for‑performance alignment by linking a significant portion of total cash compensation to Company results.

Under the VOB Plan, our named executive officers are eligible to earn annual cash bonuses based on their respective target bonus opportunities and the extent to which pre‑established Company performance goals are achieved. For Mr. Rowland only, bonus determinations also take into account individual performance objectives. Company performance goals include a combination of financial and non‑financial metrics that the Human Capital Committee believes are meaningful indicators of progress against our strategic priorities.

Our named executive officers’ fiscal year 2025 target annual bonus opportunities, expressed as a percentage of base salary, are set forth below.

Named Executive Officer	Target Percentage
David DeStefano	100%
John Schwab	70%
Bryan Rowland	40%

For 2025, corporate performance was comprised of two sets of measures – financial performance and non-financial performance. Financial performance accounted for 90% of the corporate performance bonus opportunity and was based on achievements relative to our three most important financial metrics (revenue, pre-tax net income and adjusted cash from operations) against the annual budgeted amounts for the year. Achievement against certain non-financial targets accounted for the remaining 10% of the corporate performance bonus opportunity for each of our named executive officers and generally related to the achievement of key strategic objectives, as described below.

Financial performance metrics were set early in 2025 at threshold, target and high levels and results are interpolated between these levels. The percentage of target earned for each performance level is as follows: threshold (25%), target (100%), and maximum (200%). There is no bonus earned for a particular metric if performance is below threshold, and budgeted pre-tax net income must be achieved at a minimum of 85% before any payment is available under the VOB Plan. If this minimum performance threshold is not achieved, there will be no bonus payment from the VOB Plan, irrespective of individual performance achievement or other financial objective achievement. Bonuses are capped at the maximum level.

The chart below shows corporate performance metrics for 2025 at the threshold, target, and maximum levels (with respect to the financial metrics) as well as the Company’s actual results for 2025, which were determined by the Human Capital Committee in February 2026.

Performance Metric	Weighting	Threshold Performance (in millions)	Target Performance (in millions)	Maximum Performance (in millions)	Actual Performance vs Target Achievement %
Revenue	30%	$650.3	$765.0	$1,530	97.77%
Pre-Tax Net Income (1)	30%	$91.6	$107.8	$215.6	90.76%
Adjusted Cash From Operations (1)	30%	$69.1	$81.3	$162.6	94.95%
Non-Financial Targets:	10%	-	100%	-	75%
Legacy Product Migration	2.5%				100%
E-invoicing Customers	2.5%				97%
Talent Quotient	5%				100%
(1)	For purposes of the VOB Plan, “pre-tax net income” is calculated by adding back to net income the income tax benefit or expense, stock-based compensation expense and bonus expense and “adjusted cash from operations” is calculated by deducting from net cash from operations the costs of capital software additions and purchases of property and equipment. The Committee determined that certain acquisition, restructuring, and other non recurring transactions were not reflective of the operating performance against which incentives were established and therefore used its discretion to adjust results to maintain alignment between compensation outcomes and core business performance.

For financial performance metrics, payout factors are determined by interpolation between threshold and maximum performance levels, with target performance resulting in a payout factor of 100%. Payout factors are multiplied by the applicable weighting to determine each metric’s contribution to the overall annual bonus payout.

The non-financial metrics are structured as “all-or-nothing” objectives and do not provide for partial payouts. Accordingly, if the specified performance condition is not fully achieved, the payout factor for that goal is 0%, regardless of the level of progress toward the target.

The non-financial performance metrics were weighted at 5% for the Talent Quotient and 2.5% each for Legacy Product Migration and E-invoicing Customers. The Legacy Product Migration metric measured the sunsetting of the current cloud and a documented plan to migrate current customers, and the E-Invoicing metric measured new customer acquisitions.  The Talent Quotient metric supports long-term value creation by emphasizing leadership capability, employee engagement, and retention in a highly competitive talent market.

With respect to these non-financial goals, the Human Capital Committee agreed with management’s assessment that (i) the Legacy Product Migration goal was achieved; (ii) we fell just short of the E-Invoicing goal; and (iii) the Talent Quotient goal was met.

Individual performance also factors into the calculation of the bonus payment for Mr. Rowland.  The individual performance rating is determined based on the achievement of individual performance goals. The individual goals are aligned to our strategic and non-financial goals.  Based on the individual rating, the amount that is otherwise earned based on the achievement of company financial and non-financial metrics discussed above may be increased to 130% or decreased to 0%.  The “Far Exceeds Expectations” rating results in 130% of the earned bonus amount being paid, the “Exceeds Expectations” rating results in 115% of the earned bonus amount being paid, and the “Fully Meets Expectations” rating results in no adjustment such that 100% of the earned bonus amount is paid. An individual rating of “Mostly Meets Expectations” results in a reduced earned bonus amount with a discretionary adjustment of between 0% and 85%.  An individual receiving an “Improvement Required” rating is ineligible to receive a bonus payment. Notwithstanding the foregoing, annual bonuses are capped at 200% of the target bonus opportunity.

Mr. Rowland’s individual goals for 2025 were aligned with the Company’s objectives to support growth, scale operations effectively, and deliver value to customers.

During the year, Mr. Rowland provided effective leadership and guidance across regulatory, compliance, and governance matters, managing legal risks in support of the Company’s operations and strategic initiatives and continued to strengthen the Company’s governance and risk management framework.

Based on this performance, Mr. Rowland received an individual performance rating of “Fully Meets Expectations” for 2025.

In February 2026, our Human Capital Committee assessed achievement against the financial and non-financial metrics described above and the Board approved funding the bonus pool at 70.8% of the targeted VOB Plan opportunity for 2025. This resulted in payout amounts equal to 70.8% of each named executive officer’s target award opportunity.

The actual annual cash bonuses awarded to each named executive officer for 2025 performance are set forth in the Summary Compensation Table on page 29 in the column entitled “Non-Equity Incentive Plan Compensation.” Given Mr. Young did not commence employment with us until November 2025, he was not eligible for an annual bonus for the year. Beginning with 2026, Mr. Young is eligible for an annual bonus targeted at 100% of his annual base salary. In connection with his commencement of employment, Mr. Young was granted a one-time $500,000 sign-on bonus, which is subject to repayment if he terminates his employment for any reason other than good reason or the Company terminates his employment for cause within the first two years following his employment start date.

Equity-Based Compensation

We view equity-based compensation as a critical component of our balanced total compensation program.  Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders.

Consistent with our compensation strategy, we provide our named executive officers with long-term incentive compensation to support a long-term focus that aligns the interests of our executives and stockholders. On the effective date of our IPO, we adopted the 2020 Incentive Award Plan (the “2020 Plan”), which provides for the award of stock appreciation rights (“SARs”) stock options (“options”), restricted stock awards (“RSAs”), and restricted stock units (“RSUs”).  Each equity award is granted upon Board approval and is governed by the 2020 Plan and an award agreement, which specifies the vesting provisions and other rights and obligations applicable to each specific grant.  AON and our Human Capital Committee periodically review our equity plan design with respect to the mix of equity awards granted and the vesting provisions.

During 2025, we awarded RSUs to our named executive officers as the long-term incentive component of our compensation program. Mr. Young was awarded the following RSUs on December 1, 2025, and Messrs. DeStefano, Schwab and Rowland were awarded the following RSUs on February 20, 2025:

Name	RSUs
Christopher Young	1,300,728
David DeStefano	176,057
John Schwab	63,513
Bryan Rowland	11,901

Mr. Young’s RSUs were granted in connection with his appointment as Chief Executive Officer and represent (i) a one‑time sign‑on equity grant to support recruitment and retention in a highly competitive executive talent market, and (ii) his annual long‑term equity award for 2026, the size of which was informed by market data from   our peer group for annual CEO long-term equity incentive awards. The Committee determined that combining these elements into a single grant appropriately aligned his long‑term incentives with stockholder interests while avoiding duplicative equity awards in his first year of service. As a result, Mr. Young will not receive a separate annual equity grant in 2026 and is not expected to receive his next annual equity award until 2027. The RSUs for Mr. Young vest in substantially equal installments on each of November 10, 2026, 2027, 2028, and 2029. For Messrs. DeStefano, Schwab and Rowland, the RSUs vest in substantially equal installments on each of the first four anniversaries of the grant date.

Other Benefits

Perquisites

Other than the supplemental insurance benefits described below, our named executive officers generally do not receive any additional perquisites or supplemental benefits, and we do not provide any tax “gross ups” to our named executive officers.

Health and Welfare Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including, medical, dental, and vision benefits; medical and dependent care flexible spending accounts; health savings accounts, short-term and long-term disability insurance; and life/accidental death and disability insurance.

Our named executive officers are provided with group term life/AD&D insurance with a guaranteed issue face amount of $950,000 and supplemental individual long-term disability insurance, which when combined with the disability coverage provided under our group long-term disability insurance plan, provides the named executive officer with disability income equal to an amount up to 75% of the named executive officer’s pre-disability total compensation.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Retirement Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax, Roth, and after-tax basis, through contributions to the 401(k) plan. Currently, we match 100% of pre-tax and Roth contributions made by participants in the 401(k) plan up to 6% of a participant’s eligible compensation, excluding age 50+ catch up contributions. These matching contributions are immediately 100% vested. We believe providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Employment and Severance Arrangements

We have entered into employment agreements with each of our named executive officers.  The material terms and conditions of each such agreement are set forth below. See “Retirement Agreement with Mr. DeStefano” below for a description of the retirement agreement entered into in connection with Mr. DeStefano’s retirement effective November 10, 2025.

Salary; Bonus

The employment agreements entitle the executives to annual base salaries and eligibility to earn discretionary bonuses under our annual cash bonus plans. See “2025 Salaries” and “Cash-Based Incentive Compensation” above for additional information regarding the base salaries and bonus opportunities of our named executive officers for 2025.

Term

The initial term of Mr. Young’s employment agreement expires on November 10, 2028.  The term automatically renews for successive two-year periods, unless 60 days’ prior notice of non-renewal is given by either party.  The employment agreements for Mr. Rowland and Mr. Schwab are for indefinite terms.

Severance

If we terminate Mr. Young, Mr. Rowland, or Mr. Schwab without cause, the executive resigns for good reason, or, with respect to Mr. Young, his employment terminates due to our non-renewal of his employment agreement (for Mr. Young a “Qualifying Termination”), subject to the executive timely executing a release of claims, the executive is entitled to receive (i) base salary continuation for 12 months (or 24 months for Mr. Young), (ii) direct payment of, or additional cash payments equal to, the premiums for continued health coverage for up to 18 months (or up to 24 months for Mr. Young), and (iii) for Mr. Young, if such termination occurs outside of the period commencing three months prior to, and ending 18 months following, a change in control (the “Change in Control Period”), continued vesting of his outstanding stock awards as if he had remained employed for an additional 18 months following his date of termination.

If Mr. Young’s Qualifying Termination occurs during the Change in Control Period or Mr. Young dies or becomes disabled following a change in control, subject to Mr. Young timely executing a release of claims, any time-based stock awards held by Mr. Young will vest in full immediately prior to the effective date of such termination of employment or, if later, immediately prior to the change in control.

The receipt of severance payments and benefits for Mr. Young, Mr. Rowland, and Mr. Schwab is also subject to the executive’s continued compliance with certain restrictive covenants and confidentiality obligations, as described below under “Restrictive Covenants.” In the event of a material breach of such covenants, subject to certain cure rights, the executive’s right to receive any of the severance payments or benefits described above will cease.

Each of Mr. Young, Mr. Rowland, and Mr. Schwab is entitled to 30 days’ notice, or pay in lieu of notice, in the event we terminate the executive for any reason other than cause.

For purposes of the employment agreements, “cause” generally means, subject to certain notice and cure rights, the executive’s (i) material breach of the employment agreement; (ii) repeated failure to perform duties to the Company or any subsidiary; (iii) willful misconduct that is materially injurious to the Company or any subsidiary (or for Mr. Schwab or Mr. Rowland, willful misconduct or gross negligence with regard to the Company, any subsidiary or their business, assets or employees); (iv) dishonesty, unethical, fraudulent or similar misconduct in connection with the executive’s employment or service; (v) use of non-prescription controlled substances, misuse of prescription drugs, or habitual intoxication during work hours; (vi) indictment for any felony that has caused or is reasonably likely to cause material adverse consequences to the Company, its businesses or prospects; (vii) conviction, guilty plea or plea of nolo contendere to a felony or any crime involving fraud, dishonesty or moral turpitude; (viii) material violation of any Company policy (or for Mr. Young, violation of any discrimination or sexual harassment policy of the Company); or (ix) refusal to follow any reasonable and lawful direction of the Board or any person to whom the executive reports, if applicable.

For purposes of the employment agreement with Mr. Young, “good reason” is generally defined to mean, subject to certain notice and cure rights, (i) the Company’s material breach of the employment agreement, (ii) the material diminution of his title, responsibilities, authority, or duties, (iii) a material decrease in his total target cash compensation by more than fifteen percent (15%) as an employee of the Company, except to the extent that the Company implements an equal percentage reduction applicable to all executive officers and senior management, (iv) a relocation of his principal employment location that results in an increase in his one-way commute by more than twenty five (25) miles, or (v) a successor of the Company in a change in control not assuming the employment agreement. For purposes of the employment agreements with Mr. Rowland and Mr. Schwab, “good reason” is generally defined to mean, subject to certain notice and cure rights, (i) the Company’s material breach of the employment agreement, (ii) the material diminution of the executive’s duties, (iii) a material decrease in the executive’s annual base salary, or (iv) any relocation of the executive’s principal office by more than fifty (50) miles.

Restrictive Covenants

Pursuant to their employment agreements, the executives have agreed to refrain from competing with us or soliciting our employees, customers, clients or prospects, in each case, while employed and following termination of employment for a period of 24 months for Mr. Young or 12 months for Mr. Rowland and Mr. Schwab. During the applicable restricted period, the executives are also obligated to disclose to us certain business opportunities that relate to the business of the Company, its subsidiaries or affiliates. The executives are also bound by certain confidentiality and assignment of inventions obligations.

See “—Potential Payments Upon Termination or Change in Control” for information regarding severance payments and benefits under the employment agreements.

Retirement Agreement with Mr. DeStefano

In connection with his retirement in November 2025, Mr. DeStefano entered into a Retirement Agreement and Release with the Company (the “Retirement Agreement”), pursuant to which he provided consulting services until December 31, 2025. Pursuant to the Retirement Agreement, the Company paid Mr. DeStefano a fee equal to $235,000 for the consulting services through December 31, 2025. [Mr. DeStefano remained eligible for his annual bonus for 2025, and his outstanding restricted stock units continued to vest while he provided the consulting services and will continue to vest while he serves on the Board. Mr. DeStefano continues to be bound by the confidentiality and restrictive covenant provisions set forth in his employment agreement with the Company, which provides for non-competition and non-solicitation restrictions for two years following his retirement and restrictions on the disclosure and use of confidential information.

Tax Considerations

As a general matter, our Board of Directors review and consider the various tax and accounting implications of compensation programs we utilize.

Section 409A.  The Human Capital Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Section 162(m). Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all named executive officers. While the Human Capital Committee may take the deductibility of compensation into account when making compensation decisions, the Human Capital Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Compensation and Risk Management

Our Human Capital Committee and our management team each play a role in evaluating and mitigating potential risks associated with our compensation programs, policies and practices in consultation with AON. AON performed a compensation risk assessment on Vertex’s 2025 executive compensation program and concluded that the compensation program did not promote excessive risk-taking behavior by executive officers of the Company, nor did it create risks that are reasonably likely to have a material adverse effect on us.

The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy.  Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout.  In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The Human Capital Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Report of the Human Capital Committee of the Board of Directors

The Human Capital Committee has reviewed and discussed this CD&A with Company management. Based on this review and discussion, the Human Capital Committee recommended to the Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted by the members of the Human Capital Committee of the Board:

Philip Saunders (Chair)

Eric Andersen

Stefanie Westphal Thompson

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2025 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025, 2024, and 2023.

Name	Principal Position	Year	Salary ($)	Bonus(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher Young	President and Chief Executive Officer	2025	97,808	500,000	24,999,992	—	18,109	25,615,909

David DeStefano	President and Chief Executive Officer	2025	534,237	—	9,118,196	378,247	294,681	10,325,361
		2024	609,615	—	7,000,004	744,200	49,687	8,403,506
		2023	589,654	—	6,250,003	644,274	47,660	7,531,591

John Schwab	Chief Financial Officer	2025	481,000	—	2,886,031	238,384	59,350	3,664,765
		2024	480,731	—	2,405,019	352,092	58,485	3,296,327
		2023	466,746	—	1,868,000	305,988	55,805	2,696,539

Bryan Rowland	Senior Vice President, General Counsel and Secretary	2025	360,500	—	540,781	102,094	56,053	1,059,428
		2024	342,440	—	416,085	167,462	55,727	981,714
		2023	316,770	—	396,253	138,445	52,541	904,009

(1)	For Mr. Young, the amount shown includes a one-time $500,000 sign-on bonus paid in connection with the commencement of his employment as President and Chief Executive Officer. The signing bonus is subject to repayment in full if Mr. Young terminates his employment other than for good reason or is terminated by the Company for cause prior to the 24‑month anniversary of his employment start date.
(2)	Amounts reflect the full grant-date fair value of stock awards granted during fiscal 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 13 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K. For Mr. DeStefano, the amount shown also reflects the incremental fair value, computed as of the modification date in accordance with FASB ASC Topic 718, associated with continued vesting of his restricted stock units.
(3)	Amounts in this column represent cash incentive compensation earned during the year based on the attainment of pre-established performance objectives under our annual VOB Plan. For additional information, see “Cash-Based Incentive Compensation” above. Mr. DeStefano’s bonus payment for 2025 was prorated based on his time as CEO during the year.
(4)	Amounts in this column represent the 2025 additional perquisites and supplemental benefits provided to our named executive officers that are not reported in the other columns of this table. For Mr. Young, the amount shown includes premium payments for long-term disability and life insurance in the amount of $971, 401(k) plan matching contributions in the amount of $12,697, and healthcare plan cost in the amount of $4,441. For Mr. DeStefano, the amount shown includes premium payments for long-term disability and life insurance in the amount of $10,814, 401(k) plan matching contributions in the amount of $21,000, healthcare plan cost in the amount of $15,967, cash fees for service on the Board of Directors in the amount of $11,900, and $235,000 for consulting services pursuant to his Retirement Agreement. For Mr. Schwab, the amount shown includes premium payments for long-term disability and life insurance in the amount of $10,895,

401(k) plan matching contributions in the amount of $21,000, and healthcare plan cost in the amount of $27,455. For Mr. Rowland, the amount shown includes premium payments for long-term disability and life insurance in the amount of $8,028, 401(k) plan matching contributions in the amount of $21,000, and healthcare plan cost in the amount of $27,025. For additional information about the amounts set forth in this column, see “—Other Benefits” above.

Grants of Plan-Based Awards in Fiscal 2025

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2025 to help explain information provided above in our Summary Compensation Table.  This table presents information regarding all grants of plan-based awards occurring during fiscal 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Christopher Young	12/01/2025				1,300,728	24,999,992

David DeStefano	2/20/2025				176,057	8,000,030
	11/10/2025				100,785	1,118,166 (4)
		156,250	625,000	1,250,000
John Schwab	2/20/2025				63,513	2,886,031
		84,175	336,700	673,400
Bryan Rowland	2/20/2025				11,901	540,781
		36,050	144,200	288,400

(1)	Amounts reflect potential payouts under the VOB Plan for the 2025 performance year. For additional information, see “Cash-Based Incentive Compensation” in the CD&A above. Mr. Young was not eligible for an annual bonus for 2025.
(2)	The RSUs for Mr. Young vest in substantially equal installments on each of November 10, 2026, 2027, 2028, and 2029. For Messrs. DeStefano, Schwab and Rowland, the RSUs vest in substantially equal installments on each of the first four anniversaries of the grant date.
(3)	Amounts reflect the full grant date fair value of stock awards granted during fiscal 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 13 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K.
(4)	Reflects the incremental fair value, computed as of the modification date in accordance with ASC Topic 718, associated with continued vesting of Mr. DeStefano’s outstanding restricted stock units.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of shares of Stock that have not Vested ($)(1)
Christopher Young	12/01/2025				1,300,728 (2)	25,975,538

David DeStefano	02/24/2022				109,233 (3)	2,181,383
	02/23/2023				202,791 (3)	4,049,736
	02/22/2024				208,582 (3)	4,165,383
	02/20/2025				176,057 (3)	3,515,858

John Schwab	02/05/2020	361,473	4.70	02/05/2030
	03/01/2021	7,999	32.16	03/01/2031
	02/10/2022				24,010 (3)	479,480
	02/23/2023				60,610 (3)	1,210,382
	02/22/2024				71,664 (3)	1,431,130
	02/20/2025				63,513 (3)	1,268,355

Bryan Rowland	02/10/2022				4,088 (3)	81,637
	02/23/2023				12,857 (3)	256,754
	02/22/2024				12,399 (3)	247,608
	02/20/2025				11,901 (3)	237,663

(1)	Amount shown is based on the closing price of our Class A Common Stock of $19.97 per share on December 31, 2025.

(2)	The RSUs for Mr. Young vest as to 25% of the shares on each of November 10, 2026, 2027, 2028, and 2029, subject to his continuous service to the Company through each applicable vesting date and accelerated vesting as described above under “Employment and Severance Arrangements – Severance".
(3)	The RSUs vest as to 25% of the shares on each of the first four anniversaries of the grant date, subject to the holder’s continuous service to the Company through each applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2025

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)($)
Christopher Young	—	—	—	—
David DeStefano	747,786	21,976,479	308,722	13,245,807
John Schwab	—	—	79,922	3,796,384
Bryan Rowland	32,105	1,007,275	15,516	723,907

(1)   For option awards, the value realized on exercise is calculated by multiplying (i) the number of shares exercised by (ii) the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the option. For RSUs, the value realized on vesting is determined by multiplying the shares vested by the closing prices of the Company’s Common Stock on the applicable dates of vesting.

Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our named executive officers upon several events of termination, assuming the termination event occurred on the last day of fiscal 2025.

We have entered into employment agreements with each named executive officer that provide for potential payments upon a qualifying termination of employment.  See “Employment and Severance Arrangements” above for additional information.

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment, in any case, occurring on the last day of fiscal 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination, or (ii) other benefits earned or accrued by the named executive officer during his employment that are available to all salaried employees, such as accrued vacation, and assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the existing equity plan. See “Retirement Agreement with Mr. DeStefano” above for a description of the payments and benefits provided to him in connection with his retirement in November 2025.

Name	Benefit	Termination Without Cause or for Good Reason($)	Retirement (4) ($)
Christopher Young	Cash (1)	1,458,333	0
	Equity Acceleration (2)	6,493,885	0
	COBRA Reimbursement (3)	70,893	0
	Total	8,023,111	0
John Schwab	Cash (1)	521,083	0
	Equity Acceleration	0	0
	COBRA Reimbursement (3)	53,277	0
	Total	574,360	0
Bryan Rowland	Cash (1)	390,542	0
	Equity Acceleration	0	0
	COBRA Reimbursement (3)	52,768	0
	Total	443,310	0

(1)Amounts shown represent cash severance payments payable upon the named executive officer’s termination without cause or resignation for good reason, or, with respect to Mr. Young, his employment termination due to our non-renewal of his employment agreement and also include 30 days of pay in lieu of notice.

(2)Amount shown is based on the closing price of our Class A Common Stock of $19.97 per share on December 31, 2025. For Mr. Young, if his Qualifying Termination occurs during the Change in Control Period or Mr. Young dies or becomes disabled following a change in control, any time-based stock awards held by Mr. Young will vest in full immediately prior to the effective date of such termination of employment or, if later, immediately prior to the change in control.  The value attributable to such accelerated vesting, based on the closing price of our Class A Common Stock of $19.97 per share on December 31, 2025, is $25,975,538.

(3)Amounts shown represent premiums for continued health coverage for up to 18 months (or 24 months for Mr. Young).

(4)Pursuant to each named executive officer’s equity award agreements, upon the executive’s termination due to retirement, the executive’s outstanding and unvested options will vest in full and a pro-rated portion of the executive’s RSUs will vest. For purposes of the equity award agreements, “Retirement” means a participant’s voluntary termination of service on or after the date on which the participant attains age 55 and has completed a minimum of 15 years of service with the Company.  Mr. DeStefano remains eligible for this vesting treatment in the event of his retirement from the Board.  The value attributable to such retirement vesting for Mr. DeStefano, based on the closing price of our Class A Common Stock of $19.97 per share on December 31, 2025, is $12,466,552.

CEO Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the median of the annual total compensation of all of our employees other than our CEO, the annual total compensation of our CEO and the ratio of the median of the annual total compensation of all our employees as compared to the annual total compensation of our CEO (“CEO Pay Ratio”).  We consider the pay ratio specified herein to be a reasonable estimate calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.

For 2025, the median annual total compensation of all our employees (other than our CEO) was $143,777, and the annual total compensation of our CEO, as described below, was $26,258,548.

●	Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees was estimated to be 183 to 1.

Due to the CEO transition in 2025, and as permitted by the pay ratio rules under Item 402(u) of Regulation S-K, we chose to annualize Mr. Young’s 2025 compensation. For this calculation, we annualized the amounts reported for Mr. Young in the “2025 Summary Compensation Table” as follows:

Pay Component	Actual Value Disclosed in the Summary Compensation Table	Amount as Adjusted for Purposes of CEO Pay Ratio Disclosure	Reason for Adjustment
Salary	$97,808	$700,000	Annualized Salary
Stock Awards	$24,999,992	$24,999,992	No Adjustment
Non-Equity Incentive Plan	$0	$0	n/a
Sign-on Bonus	$500,000	$500,000	n/a
All Other Compensation	$18,109	$58,556	Annualized Payments
Total	$25,615,909	$26,258,548	-

To identify our median employee in 2025, we used the following methodology:

●	We considered the compensation of 2,126 Vertex full-time and part-time employees (other than the CEO) as of December 31, 2025, consistent with the requirements of Item 402(u) of Regulation S-K for identifying the total employee population.
●	We annualized the base compensation of all full-time and part-time employees who were employed by us for less than the entire calendar year.
●	We used total cash compensation, consisting of total base pay, plus bonus and commission payments, through December 2025 as the compensation measure for identifying our median employee. The compensation measure was consistently applied to all employees across our global workforce.

We calculated the median employee’s annual total compensation in the same manner as the named executive officers in the “2025 Summary Compensation Table” on page 29.

In light of the additional one-time sign-on bonus and sign-on equity awards provided to Mr. Young in 2025 in order to successfully recruit him to our Company, we expect the 2025 Pay Ratio to be significantly higher than the CEO pay ratio in future years when we are not providing compensation to recruit a new Chief Executive Officer.

Pay versus Performance

Year	Summary Compensation Table Total for First PEO¹ ($)	Compensation Actually Paid to First PEO¹˒²˒³ ($)	Summary Compensation Table Total for Second PEO¹ ($)	Compensation Actually Paid to Second PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs1 ($)	Average Compensation Actually Paid to Non-PEO NEOs1,2,3 ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Total Revenue⁵ ($ Millions)
							TSR ($)	Peer Group TSR ($)
2025	10,325,361	(16,455,484)	25,615,909	26,591,455	2,362,097	(1,414,677)	57.27	183.21	7.2	748.4
2024	8,403,506	36,014,118	—	—	2,139,021	9,540,330	153.01	164.53	(52.7)	666.8
2023	7,531,591	20,194,525	—	—	1,800,274	5,249,186	77.27	139.46	(13.1)	572.4
2022	7,002,168	6,690,549	—	—	1,439,261	947,639	41.63	87.67	(12.3)	491.6
2021	6,870,858	(14,932,287)	—	—	942,943	(3,745,456)	45.53	130.86	(1.5)	425.5

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“Non-PEO NEO”) and Company performance for the fiscal years listed below. The Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

1. David DeStefano (First PEO) served as our PEO through November 10, 2025. Christopher Young (Second PEO) has served as our PEO since his appointment on November 10, 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022- 2025
John Schwab	John Schwab
Lisa Butler	Bryan Rowland

2. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers. These amounts reflect the 2025 Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the 2025 Summary Compensation Table.

Year	Summary Compensation Table Total for First PEO ($)	Exclusion of Stock Awards and Option Awards for First PEO ($)	Inclusion of Equity Values for First PEO ($)	Compensation Actually Paid to First PEO ($)
2025	10,325,361	(9,118,196)	(17,662,649)	(16,455,484)

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards and Option Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2025	25,615,909	(24,999,992)	25,975,538	26,591,455

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	2,362,097	(1,713,406)	(2,063,368)	(1,414,677)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for First PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for First PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for First PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for First PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for First PEO ($)	Total - Inclusion of Equity Values for First PEO ($)
2025	3,515,858	(17,377,829)	—	(3,800,678)	—	—	(17,662,649)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	753,009	(3,098,132)	—	281,755	—	—	(2,063,368)

4.The Peer Group TSR set forth in this table utilizes the Nasdaq U.S. Benchmark Software TR Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Nasdaq U.S. Benchmark Software TR Index respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.We determined Total Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs in 2025.

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the TSR of the Nasdaq U.S. Benchmark Software TR Index over the same period.

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Total Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and Total Revenue during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Total Revenue

Pre-Tax Net Income

Adjusted Cash from Operations

Pre-tax net income and adjusted cash from operations are non-GAAP measures. For a description of how these measures are calculated from the nearest GAAP counterpart in the Company’s audited financial statements, see “Cash-Based Incentive Compensation” in the CD&A above.

DIRECTOR COMPENSATION

Compensation of our Directors

Non-Employee Director Compensation Program

We maintain a compensation program for our non-employee directors. Under this program our non-employee directors receive the following amounts for their services on our Board during 2025:

●If a director (i) is initially elected or appointed to our Board at an annual meeting of stockholders or (ii) has served on our Board as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, a number of restricted stock awards on the date of the annual meeting determined by dividing $200,000 by the closing price of our Common Stock on the date of the annual meeting (with any partial shares that result rounded up to the nearest whole share);

●An annual director fee of $42,000

●If the director serves as lead independent director or chair or on a committee of our Board, an additional annual fee as follows:

oChairperson of the Board: $42,000;

oLead Independent Director: $20,000;

oChair of the Audit Committee: $20,000;

oAudit Committee member other than the chair $10,000;

oChair of the Human Capital Committee, $15,000;

oHuman Capital Committee member other than the chair, $7,500;

oChair of the Nominating and Governance Committee, $12,000; and

oNominating and Governance Committee member other than the chair, $6,000.

Director fees under the program are earned and paid monthly. Restricted stock awards represent the right to receive one share (or an equal amount in cash) following vesting of the award. Restricted stock awards granted to our non-employee directors under the program will vest in a single installment on the earlier of the day before the next annual meeting of stockholders occurring after the date of grant or the first anniversary of the date of grant, subject to continued service as a non-employee member of our Board through the applicable vesting date and accelerated vesting upon a change in control of the Company.

Our non-employee director compensation program was amended in October 2025 to separate the roles of Chairperson of the Board and CEO. Our Chairperson of the Board, Mr. DeStefano, does not qualify as an independent director due to his recent role as CEO. As a result, Mr. Andersen will continue to serve as lead independent director. The annual fee to the lead independent director remained at $20,000. The annual fee for service as Chairperson of the Board was increased from $20,000 to $42,000. In addition, in December 2025, the members of a special search committee of the Board received a one-time cash payment of $60,000 to Mr. Gayton as Chairperson and $30,000 to each of Mr. Andersen and Ms. Radcliffe as committee members in recognition of their instrumental leadership and stewardship during the Company’s President and Chief Executive Officer succession process, culminating in the appointment of  Christopher Young. This acknowledgement reflects not only the significant time and effort invested, but also the Committee’s critical role in shaping the Company’s leadership trajectory and long-term strategic direction.

The following table sets forth information concerning the compensation of our non-employee directors for their service on our Board for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Eric Andersen	105,500(3)	200,029	305,529
David DeStefano (4)	—	—	—
Bradley M. Gayton	124,000(3)	200,029	324,029
Mark J. Mendola (5)	28,889	200,029	228,918

Amanda Westphal Radcliffe	78,000(3)	200,029	278,029
Philip Saunders	67,000	200,029	267,029
J. Richard Stamm	62,000	200,029	262,029
Stefanie Westphal Thompson	49,500	200,029	249,529

(1)	Includes annual fees for service on the Board and committees of the Board.

(2)	Amounts shown reflect the grant date fair value of restricted stock awards granted during 2025 as calculated in accordance with ASC Topic 718. See Note 13 to the consolidated financial statements included in our 2025 Annual Report on Form 10-K for information regarding the assumptions used in calculating these amounts.
(3)	Amounts shown include the one-time payment in recognition of their additional efforts in connection with the CEO succession process.
(4)	See the “All Other Compensation” column in the 2025 Summary Compensation Table above for information on the director fees earned by Mr. DeStefano for service on the Board during 2025.
(5)	Mr. Mendola joined the Board in June 2025.

The table below shows the aggregate numbers of options (exercisable and unexercisable) and restricted stock awards held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

Name	Options Outstanding at Fiscal Year-End (#)	Restricted Stock Awards Outstanding at Fiscal Year-End (#)
Eric Andersen	78,558	5,327
Bradley M. Gayton	—	5,327
Mark J. Mendola	—	5,327
Amanda Westphal Radcliffe	—	5,327
Philip Saunders	—	5,327
J. Richard Stamm	18,623	5,327
Stefanie Westphal Thompson	—	5,327

In the event of a change in control, all restricted stock awards held by any non-employee director will vest immediately prior to such change in control.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information with respect to shares of our Class A Common Stock that may be issued under our existing compensation plans as of December 31, 2025:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,252,250(2)	7.32(3)	24,852,098(4)
Equity compensation plans not approved by security holders	—	—	—
Total	7,252,250	7.32	24,852,098
(1)Consists of the 2020 Plan and the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
(2)	Consists of 1,699,536 outstanding options, 5,411,337 outstanding RSUs and 141,377 performance-based RSUs (at target) under the 2020 Plan. Excludes purchase rights accruing under the 2020 ESPP.
(3)	Represents the weighted average exercise price as of December 31, 2025 of options to purchase shares of our Class A Common Stock. The amount shown does not take into account RSUs which do not have an exercise price.
(4)	This amount includes 6,131,729 shares of Class A Common Stock under the 2020 ESPP and 18,720,369 shares of Class A Common Stock under the 2020 Plan. The number of shares available for issuance under the 2020 Plan may be increased annually on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) 4% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of Class A Common Stock as is determined by the Board. The number of shares available for issuance under the 2020 ESPP may be increased annually on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) 1% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of Class A Common Stock as determined by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock:

●	each person known by us to beneficially own more than 5% of our Class A Common Stock and our Class B Common Stock;
●	each of our directors and director nominees;
●	each of our named executive officers; and
●	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder, as described in this Proxy Statement, is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 79,582,144 shares of Class A Common Stock and 82,155,641 shares of Class B Common Stock outstanding as of April 15, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of April 15, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 2301 Renaissance Blvd., King of Prussia, PA 19406. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power
Name of beneficial owner 5% Stockholders	Number	Percentage	Number	Percentage	Percentage
The Controlling Family Group (1)	4,065,264	5.1	82,155,641	100.0	91.6
BlackRock, Inc. (2)	5,474,762	6.9	—	—	*

Named Executive Officers, Directors and Director Nominees
Eric Andersen (3)	228,899	*	—	—	*
David DeStefano (4)	1,459,549	1.8	—	—	*
Bradley M. Gayton (5)	52,862	*	—	—	*
Mark J. Mendola(6)	5,327	*	—	—	*
Amanda Westphal Radcliffe (7)	143,392	*	33,129,702	40.3	36.8
Bryan Rowland	12,872	*	—	—	*
Philip Saunders (8)	34,968	*	—	—	*
John Schwab (9)	501,743	*	—	—	*
J. Richard Stamm (10)	35,670	*	—	—	*
Stefanie Westphal Thompson (11)	51,357	*	32,934,905	40.1	36.6
Christopher Young (12)	60,000
Directors & Executive Officers as a Group	2,322,607	2.9	66,064,607	80.4	73.6
*	Less than 1%
(1)	Based on our records and information reported by the parties to the Stockholders’ Agreement (referenced in the above table as the “Controlling Family Group”) on the Schedule 13G/A filed with the SEC on August 13, 2025. The beneficial ownership of Amanda Radcliffe and Stefanie Thompson, each of whom is a member of the Controlling Family Group, is described in footnotes (7) and (11), respectively.

(2)	Based solely on information reported by BlackRock, Inc. on the Schedule 13G/A filed with the SEC on January 21, 2026. According to such Schedule 13G/A, BlackRock, Inc. has sole dispositive power over 5,474,762 shares and sole voting power over 5,590,027 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)	Includes (i) 78,558 shares subject to options that are exercisable within 60 days of April 15, 2026, and (ii) 5,327 shares of unvested restricted stock.
(4)	Includes 204,032 shares held in Trust for his children for which Mr. DeStefano has indirect ownership.
(5)	Includes 5,327 shares of unvested restricted stock.
(6)	Includes 5,327 shares of unvested restricted stock.
(7)	Ms. Radcliffe has sole voting and dispositive power over 59,182 shares of Class A Common Stock, including 5,327 shares of unvested restricted stock, and 33,129,702.222 shares of Class B Common Stock and has shared voting and dispositive power over 84,210 shares of Class A Common Stock.

(8)	Includes 5,327 shares of unvested restricted stock.

(9)	Includes 369,472 shares subject to options that are exercisable within 60 days of April 15, 2026.

(10)	Includes (i) 18,623 shares subject to options that are exercisable within 60 days of April 15, 2026, and (ii) 5,327 shares of unvested restricted stock.
(11)	Ms. Thompson has sole voting and dispositive power over 51,357 shares of Class A Common Stock, including 5,327 shares of unvested restricted stock, and 32,934,904.588 shares of Class B Common Stock.
(12)	Reflects shares held in a living trust.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for transactions with related persons. As a general matter, the policy will require the Audit Committee to review and approve or disapprove of the entry by us into certain transactions with related persons. The policy will only apply to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is: (a) any director, nominee for director or executive officer of our Company; (b) any immediate family member of a director, nominee for director or executive officer; and (c) any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of 5% or more of any of our outstanding equity securities at the time the transaction occurred or existed.

The policy provides that if advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the committee for possible ratification, approval, amendment, termination or rescission. In reviewing any transaction, the committee will take into account, among other factors the Audit Committee deems appropriate, recommendations from senior management, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person’s interest in the transaction. Any related person transaction must be conducted at arm’s length. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction. Pursuant to the Stockholders Agreement, in 2025, the Company did not incur any costs in offering costs related to the registration of the sales of shares held by a selling stockholder. There were no other related party transactions in 2025.

Stockholders’ Agreement

As mentioned in the Corporate Governance Section of this Proxy Statement, Amanda Westphal Radcliffe and Stefanie Westphal Thompson, each of whom serves as a member of our Board and Jeffrey Westphal are our principal stockholders and, together with their affiliated trust entities and family members, are parties to the Stockholders’ Agreement with the below terms:

Transfer Restrictions

The parties to the Stockholders’ Agreement will not transfer shares of our Class B Common Stock, except: (i) to another holder of our Class B Common Stock; (ii) to Amanda Westphal Radcliffe, Stefanie Westphal Thompson or Jeffrey Westphal or their family members or affiliates, as described in the Stockholders’ Agreement; (iii) to the Company; or (iv) in an underwritten public offering or other transaction approved by a majority of the disinterested members of our Board or a committee of our Board authorized to take such action ("Permitted Transfers"). Each party to whom Class B Common Stock is transferred will be required to become a party to the Stockholders’ Agreement, if they are not a party already. Each share of our Class B Common Stock will convert automatically into one share of our Class A Common Stock upon any transfer, whether or not for value, except for certain permitted transfers described in our Charter, including transfers to Amanda Westphal Radcliffe, Stefanie Westphal Thompson and Jeffrey Westphal or their family members or affiliates.

Right of First Offer / Refusal

Before transferring any shares of our Class B Common Stock, other than through a Permitted Transfer, the party transferring the shares must offer them, first, to the other Stockholder Parties and, next, to the Company. If neither of those offers is accepted, the selling stockholder may then transfer the shares to someone else. If any party receives an offer from someone who is not a party to the Stockholders’ Agreement to purchase some or all of their Class B Common Stock, that person must give the other parties notice of the offer and an opportunity to purchase the shares on the same terms.

Subscription Rights

The parties to the Stockholders’ Agreement will have the right, but not the obligation, to purchase a number of shares of Class A Common Stock up to their proportionate interest of any new shares of Class A Common Stock, or any securities convertible into, exercisable for, or exchangeable for Class A Common Stock issued in a private offering, other than securities (including either shares of Class A Common Stock or Class B Common Stock) issued to any director, employee or consultant of the Company or any of its subsidiaries pursuant to an equity-incentive plan approved by the Board or in connection with stock splits, stock dividends, in-kind equity distributions, recapitalizations and stockholders’ rights plans, or a greater amount if any of the other parties to the Stockholders’ Agreement do not elect to purchase their proportionate share of the newly issued securities.

Registration Rights

Any Stockholder Party to the Stockholders’ Agreement can require us to register under the Securities Act shares of our Common Stock held by them if the anticipated aggregated offering amount exceeds $50.0 million subject to certain limitations. They will also have shelf registration rights requiring us, when we are eligible for short-form registration, to file a shelf registration statement and to keep it effective to allow sales from time to time. They will also be entitled to participate as selling stockholders on a pro rata basis in any registration of our Common Stock under the Securities Act that we may undertake. We will pay expenses relating to these registrations and will indemnify the parties participating in these offerings against liabilities that may arise from the offering process.

Standstill

For so long as any Stockholder Party to the Stockholders’ Agreement owns any shares of Class B Common Stock, the Stockholder Party will not engage or participate in: (i) acquiring the Company’s securities (other than through market-based purchases of up to 2% of outstanding equity in any 12-month period, the exercise or conversion of outstanding securities or equity awards); (ii) any tender or exchange offer, merger or other business combination involving the Company, any of our subsidiaries or affiliates or our assets constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates; (iii) any recapitalization, restructuring, liquidation, dilution or other extraordinary transaction involving the Company; or (iv) the solicitation of any proxies or written consents involving the Company. The parties must promptly inform the Board about any approaches by a third party regarding any of these matters. The Board and holders of a majority of the Class B Common Stock may agree to waive the standstill prohibition.

Director Designation Rights

For so long as Amanda Westphal Radcliffe, Stefanie Westphal Thompson or Jeffrey Westphal, in each case together with his or her children and related trusts, owns at least five percent of our outstanding Common Stock, he or she each shall be entitled to designate one individual, including themselves, for nomination to our Board, and we will be required to use our best efforts to include the designee in the slate of nominees recommended to our stockholders for election as a director at the next annual or special meeting of stockholders.

Director Voting

At any general or special meetings of the stockholders involving the election of directors, each Stockholder Party to the Stockholders’ Agreement must vote all, or provide written consent on behalf of, his or her shares of stock in favor of each individual nominated by the parties to the Stockholders’ Agreement. For all matters other than the election of directors, voting shall be discretionary at the option of each stockholder.

Indemnification Agreements

Our Charter provides that we will indemnify our directors and officers to the fullest extent permitted by law, and we have entered into indemnification agreements with all of our directors and executive officers.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2025.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2301 Renaissance Blvd., King of Prussia, PA 19406 in writing not later than December 27, 2026.

Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the Annual Meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than

February 10, 2027, and no later than March 12, 2027. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the one year anniversary of the Annual Meeting, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

In connection with our solicitation of proxies for the 2027 Annual Meeting of Stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters at the Annual Meeting

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

VERTEX’S ANNUAL REPORT ON FORM 10-K

A copy of Vertex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 15, 2026 without charge upon written request addressed to:

Vertex, Inc.

Attention: Secretary

2301 Renaissance Blvd.

King of Prussia, PA 19406

A reasonable fee will be charged for copies of exhibits. You also may access this Proxy Statement and our Annual Report on Form 10-K at www.proxydocs.com/verx. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 at http://ir.vertexinc.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board

/s/ John Schwab

John Schwab

Chief Financial Officer

King of Prussia, PA

April 27, 2026

Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administra- tors, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : INTERNET/MOBILE – www.proxydocs.com/verx ( PHONE – 1-866-883-3382 * MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided to be received no later than June 9, 2026. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 The Board of Directors Recommends a Vote “FOR” Proposals 1 and 2. 1. Election of directors: 01 Eric Andersen ■ Vote FOR ■ Vote WITHHELD 02 David DeStefano all nominees from all nominees 03 Christopher Young (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. ■ For ■ Against ■ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: ■ Date _____________________________________

2301 Renaissance Blvd King of Prussia, PA 19406 proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2026. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2. By signing the proxy, you revoke all prior proxies and appoint Bryan Rowland and John Schwab, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions. Vertex, Inc. ANNUAL MEETING OF STOCKHOLDERS June 10, 2026 9:00 a.m. EDT In order to attend the Annual Meeting, you must register at www.proxydocs.com/verx. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.